UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2018

THE KeyW HOLDING CORPORATION
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-34891 (Commission File Number)	27-1594952 (IRS Employer Identification No.)

7740 Milestone Parkway, Suite 400
Hanover, Maryland 21076
(Address of principal executive offices) (Zip Code)

(443) 733-1600
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders (the “Annual Meeting”) of The KeyW Holding Corporation (“KeyW” or the “Company”) was held on May 10, 2018. Of the 49,874,455 shares of common stock eligible to vote at the Annual Meeting, 45,748,073 shares were represented in person or by proxy, representing approximately 91.72% of the outstanding shares. At the Meeting, the stockholders voted on the following four proposals and cast their votes as follows:

1.	Election of Directors - to serve until the next Annual Meeting and until their successors are duly elected and qualified.

NOMINEE	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
Deborah Bonanni	38,698,468	218,149	28,934	6,802,522
William Campbell	38,747,398	175,792	22,361	6,802,522
Shephard Hill	33,557,083	5,368,924	19,544	6,802,522
Chris Inglis	38,719,970	210,172	15,409	6,802,522
Kenneth Minihan	38,713,520	216,120	15,911	6,802,522
Arthur Money	33,410,773	5,520,026	14,752	6,802,522
Caroline Pisano	33,558,749	5,370,725	16,077	6,802,522
Mark Sopp	33,547,680	5,378,732	19,139	6,802,522
William Weber	38,749,600	177,967	17,984	6,802,522

2.	Ratification of the Appointment of Deloitte & Touche LLP as Independent Registered Public Accounting Firm for Fiscal Year Ending December 31, 2018.

FOR	AGAINST	ABSTAINED	BROKER NON-VOTES
45,556,107	52,501	139,465	—

3.	Ratification and Approval of an Amendment to the 2013 Stock Incentive Plan.

FOR	AGAINST	ABSTAINED	BROKER NON-VOTES
34,439,232	4,372,433	133,886	6,802,522

4.	Approval, on a Non-Binding Advisory Basis, the Compensation of the Company’s Named Executive Officers.

FOR	AGAINST	ABSTAINED	BROKER NON-VOTES
37,603,042	1,080,285	262,224	6,802,522

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE KeyW HOLDING CORPORATION
(Registrant)

/s/ Philip Luci, Jr.
DATE: March 10, 2018	Philip Luci, Jr
Executive Vice President and General Counsel